UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01: Other Events

On October 22, 2020, Peoples Gas System (“PGS”), a division of Tampa Electric Company (the “Company”), filed a joint motion for approval of settlement agreement with the Florida Public Service Commission (the “FPSC”) requesting approval of the stipulation and settlement agreement dated as of October 22, 2020 (the “Settlement Agreement”) by and among PGS, the Office of Public Counsel and the Florida Industrial Power Users Group, the intervenors in PGS’ rate case filed with the FPSC in June 2020. The Settlement Agreement agrees to an increase in base rates by $58 million annually effective January 2021, which is a $34 million increase in revenue and $24 million increase of revenues previously recovered through the cast iron and bare steel replacement rider. The Settlement Agreement includes an allowed regulatory return on common equity (“ROE”) range of 8.90% to 11.00% with a 9.90% midpoint. It provides PGS the ability to reverse $34 million of accumulated depreciation up until 2023 and sets new depreciation rates going into effect January 1, 2021 that are fairly consistent with PGS’ current overall average depreciation rate. Under the agreement base rates are frozen from January 1, 2021 to December 31, 2023, unless its earned ROE were to fall below 8.90% before that time with an allowed equity in the capital structure of 54.7% from investor sources of capital. The Settlement Agreement further contains a provision whereby PGS agrees to quantify the future impact of a decreases in tax rates on net operating income through a reduction in base revenues within 120 days of when such tax change becomes law. If on the contrary, tax legislation results in a tax rate increase, PGS can establish a regulatory asset to neutralize the impact of the increase in income tax rate to be addressed in PGS’ next base rate proceeding. The Settlement Agreement would not become effective unless and until approved by the FPSC, which is expected to consider the matter before the end of the year.

A copy of the Settlement Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The foregoing description of Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement filed herewith.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Stipulation and Settlement Agreement, dated as of October 22, 2020, by and among Peoples Gas System, the Office of Public Counsel, and the Florida Industrial Power Users Group.

Note: This report contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forward-looking statements are based on the Company’s current expectations and assumptions, and the Company does not undertake to update that information or any other information contained in this report, except as may be required by law. Factors that could impact actual results include: changes in the terms of the Settlement Agreement by the FPSC or failure to obtain approval of the Settlement Agreement by the FPSC. Additional information is contained under “Risk Factors” in Tampa Electric Company’s Annual Report on Form 10-K for the period ended December 31, 2019, and as updated in subsequent SEC filings.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Stipulation and Settlement Agreement, dated as of October 22, 2020, by and among Peoples Gas System, the Office of Public Counsel, and the Florida Industrial Power Users Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMPA ELECTRIC COMPANY
(Registrant)

Date: October 27, 2020	By:	/s/ David E. Schwartz
David E. Schwartz Vice President – Governance, Associate General Counsel and Corporate Secretary